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                                                                     Exhibit 5.1


                              [Dechert letterhead]

February 11, 2002

Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, New Jersey 07004

Re:   Registration Statement on Form S-1
      Registration No.  333-75960

Gentlemen and Ladies:

     We have acted as special counsel to Unigene Laboratories, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale by Fusion Capital Fund II, LLC ("Fusion") of 15,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), that Fusion has agreed to purchase from the Company in accordance with the terms of a Common Stock Purchase Agreement, dated as of May 9, 2001, between the Company and Fusion (the "Common Stock Purchase Agreement).

     For purposes of this opinion, we have examined the Registration Statement and the relevant exhibits thereto, including the Common Stock Purchase Agreement and the Registration Rights Agreement, dated as of April 23, 2001, between the Company and Fusion.

     We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, each certified by the Corporate Secretary of the Company.

     We have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed. In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and, if and when issued, sold and delivered by the Company to Fusion in accordance with the terms of the Common Stock Purchase Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,

/s/ Dechert